Woodward Announces Declaration of Dividend

FORT COLLINS, CO -- (Marketwire - September 23, 2011) - Woodward, Inc. (NASDAQ: WWD) announced that its Board of Directors has approved a quarterly cash dividend of $0.07 per share, payable on December 1, 2011 for stockholders of record as of November 17, 2011.

About Woodward

Woodward is an independent designer, manufacturer, and service provider of energy control and optimization solutions used in global infrastructure equipment. We serve the aerospace and defense, power generation and distribution, and transportation markets. Our systems and components optimize the performance of commercial aircraft; military aircraft, ground vehicles and other equipment; gas and steam turbines; wind turbines; reciprocating engines; and electrical power systems. The company's innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is headquartered in Fort Collins, Colo., USA. Visit our website at www.woodward.com.

The statements in this release concerning the company's future sales, earnings, business performance, prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2010 and any subsequently filed Quarterly Report on Form 10-Q.

CONTACT:
Mike Schablaske
Corporate Director, Investor Relations
Tax and Assistant Treasurer
815-639-6697